                                                            EXHIBIT 10.5

                          MK RAIL SECURITIES LITIGATION

                           Memorandum Of Understanding
                             Between Plaintiffs And
                            The Individual Defendants


          The Plaintiffs (as defined below) and the Individual Defendants (as defined below), as parties to this Memorandum of Understanding ("MOU"), have reached an agreement in principle as of June 5, 1995 providing for the settlement of the claims asserted against the Individual Defendants in the class actions pending in the United States District Court for the District of Idaho entitled: NEWMAN, ET AL. V. MK RAIL CORPORATION, ET AL., Case No. 94-478; and SUSSER, ET AL. V. MK RAIL CORPORATION, ET AL., Case No. 94-477, which actions have been consolidated and are herein collectively termed "the Litigation."

                                   DEFINITIONS

          A. "Class" means the proposed plaintiff settlement class in the Litigation, as more particularly defined for purposes of the settlement in PARA 11 below.

          B.  "MK" means defendant Morrison Knudsen Corporation.

          C.  "MK Rail" means defendant MK Rail Corporation.

          D. "Individual Defendants" means defendants William Agee, Stephen Hanks, James Cleary, Michael Farrell, and Gilbert Carmichael.

          E. "Underwriter Defendants" means defendants Morgan Stanley, Inc. and C.S. First Boston Corp., as well as the several U.S. and international underwriters identified in schedules I and II to the Underwriting Agreement dated April 26, 1994.

          F. "Parties" means the Plaintiffs, the Class, MK, MK Rail, the Individual Defendants, and the Underwriter Defendants.

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                                                                           2

          G. "Court" means the United States District Court for the District of Idaho.

          H. "Lead Counsel" means the lead counsel for Plaintiffs appointed by order of the Court.

          I. "Fidelity" means The Fidelity and Casualty Company of New York, which has issued a Director's and Officer's Liability Insurance Policy, under which coverage has been requested by the Individual Defendants.

          J. "Great American" means Great American Insurance Company, which has issued a Director's and Officer's Liability Insurance Policy, under which coverage has been requested by the Individual Defendants.

          K. "Reliance" means Reliance Insurance Company, which has issued a Director's and Officer's Liability Insurance Policy, under which coverage has been requested by the Individual Defendants.

          L. "CNA" means Continental Casualty Company, which has issued a Director's and Officer's Liability Insurance Policy, under which coverage has been requested by the Individual Defendants.

          M.  "Insurers" means Great American, Reliance, CNA, and Fidelity.

          N. "MK Action" means the consolidated class actions pending against MK and certain of the Individual Defendants pending before the United States District Court for the District of Idaho.

          O. "MK Rail Derivative Action" means the double derivative action brought against MK Rail as a nominal defendant and the Individual Defendants and/or others and pending before

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                                                                           3

the court of Idaho and captioned WOHLGELERNTER V. AGEE, ET AL., CV 0500656.

          P. "MK Derivative Actions" means the derivative actions brought against MK as a nominal defendant and the Individual Defendants and/or others and pending before the court of Idaho and captioned: WOHLGELERNTER V. AGEE, ET AL.; DE KLOTZ, ET AL. V. MK, ET AL.; FLINN V. AGEE, ET AL.; and STEINER V. AGEE, ET AL.; as well as the derivative actions brought against MK as a nominal defendant and the Individual Defendants and/or others and pending before the courts of Delaware and captioned: ANTONICELLO V. AGEE, ET AL.; CAFFREY V. AGEE, ET AL.; CITRON V. AGEE, ET AL.; HAGER V. AGEE, ET AL.; HAMMERSLOUGH V. AGEE, ET AL.; ROSENN V. AGEE, ET AL.; STERN V. AGEE, ET AL.; and TROY V. AGEE, ET AL.

          Q. "Plaintiffs" means the named Plaintiffs, individually and as representatives of the Class, in the Litigation.

          R. "Defendants" means MK, MK Rail, the Underwriter Defendants, and the Individual Defendants, collectively.

          S. "Final Court Approval" means that an order entered by a court of competent jurisdiction approving the relevant settlement on terms mutually satisfactory to the Parties and the Insurers has become final and nonappealable.

                                TERMS OF THE MOU

          1. A settlement has been reached with respect to the claims asserted against the Individual Defendants in the Litigation in the amount of $6.0 million in cash, including $1.0 million for the purchase of MK Rail preferred stock as described below, subject to the terms and conditions of a Stipulation of
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                                                                           4

Settlement and such other documentation as may be required to evidence the settlement and obtain prompt Court approval of the settlement (collectively, the "Stipulation") to be negotiated in good faith among Plaintiffs, the Individual Defendants, MK Rail, MK, and the Insurers. Settlement of the Litigation is expressly conditioned upon Final Court Approval of the settlement of the Litigation as a whole and the settlement of the MK Rail Derivative Action.

          2. Fidelity has agreed, subject to the terms and conditions of this MOU, that, within twenty (20) business days after the signing of this MOU, the MOU in the Litigation among Plaintiffs, the Underwriter Defendants, MK Rail and MK, and the MOUs relating to the MK Action, the MK Derivative Actions and the MK Rail Derivative Action, it will pay into a joint, interest-bearing account located in Boise, Idaho and controlled jointly by Lead Counsel, designated counsel for the Individual Defendants, counsel for Fidelity and counsel for MK Rail (if MK Rail has contributed $1 million in cash to the joint account pursuant to PARA 3) (subject to Court oversight) the sum of $5,000,000.

          3. MK Rail agrees, subject to the terms and conditions of this MOU, that, within twenty (20) business days after the signing of this MOU and the MOU in the Litigation among Plaintiffs, the Underwriter Defendants, MK Rail, and MK and the MOUs relating to the MK Actions, the MK Derivative Actions, and the MK Rail Derivative Action, MK Rail shall either (i) deposit in the joint account for the benefit of the class the sum of $1 million or (ii) will cause to be created and transferred for the benefit of the Class to the joint account appropriately legended certificate(s) evidencing shares of non-voting preferred stock

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                                                                           5

with a stated and redemption value of $1 million on the terms set forth in Attachment A hereto, (which terms have been accepted and agreed to by Fidelity) (the "Preferred Stock"). Notwithstanding that MK Rail has elected to deposit Preferred Stock in the joint account, it may later elect to replace the same with $1 million in cash by giving written notice of its intention to do so to Plaintiffs at any time on or prior to the first business day following Final Court Approval. In the event that MK Rail makes such an election, then, within five (5) business days after the date of Final Court Approval, MK Rail shall cause to be deposited in the Settlement Account (as hereafter defined) the sum of $1 million, but without obligation to make any payment on account of dividends accruing on the Preferred Stock (which dividends shall not be payable unless declared by MK Rail's Board). Simultaneously with such deposit, the certificate or certificates evidencing the Preferred Stock shall be released from the joint account or the Settlement Account and shall be cancelled and not reissued. In the event that MK Rail does not elect to deposit $1 million in the joint account, Plaintiffs agree to sell, and Fidelity agrees to purchase, the Preferred Stock for $1,000,000 in accordance with this MOU within five (5) business days from Final Court Approval. In the event that the Settlement Account becomes liable for any Federal income tax incurred solely by reason of the sale of the Preferred Stock by the Plaintiffs or the Settlement Account, as the case may be, to Fidelity, MK Rail shall pay to the Settlement Account an amount equal to such tax liability.

          4. All funds in the joint account provided for in PARA 2, including all interest earned thereon but excluding costs of

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                                                                           6

providing notice to the Class (which costs will not exceed $30,000) (the "Notice Costs"), will be transferred to a Settlement Account controlled by Lead Counsel (subject to Court oversight), and the shares of Preferred Stock, if such shares were transferred to, and remain in, the joint account, will be issued and sold to Fidelity, or, alternatively, in the event that MK Rail elected to deposit $1 million in cash in the joint account, the $1 million in cash will be transferred to the Settlement Account, upon the occurrence of the following conditions:

          (a) (i)   There has been Final Court Approval of the settlements of
     the Litigation and the MK Rail Derivative Action and (ii) all other conditions to such settlements have been satisfied or waived, and such settlements are being consummated contemporaneously with this settlement; AND EITHER

          (b) No case has been commenced by or against MK Rail under Title 11 of the United States Code or any similar law and no trustee, receiver, conservator or similar custodian has been appointed for MK Rail or its property (any such case or appointment, a "Bankruptcy Case"); OR

          (c) If a Bankruptcy Case has been commenced in respect of MK Rail, an order has been entered by the court having jurisdiction over the Bankruptcy Case and has become final and nonappealable that (i) approves the settlement, (ii) authorizes MK Rail's performance of all of its obligations in respect of the settlement, and (iii) authorizes the use of the insurance policies to make such payments into the Settlement Account, all in form and

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                                                                           7

     substance satisfactory to the Parties and Fidelity. By agreeing to this condition, none of the Plaintiffs, the Individual Defendants, or the Insurers concedes that the court exercising jurisdiction over the Bankruptcy Case has any jurisdiction over, or the debtor's estate has any interest in, the insurance policies, the insurance proceeds, or the proceeds of the settlement.

          All cash funds in the joint account provided for in PARA 2 shall be
     (a) used to pay for Notice Costs (but in no event in excess of $30,000 in the aggregate), (b) paid into the Settlement Account pursuant to this PARA 4 or (c) repaid to Fidelity or MK Rail pursuant to PARA 7. All stock transferred to the joint account shall be (a) sold to Fidelity pursuant to this PARA 4 or (b) returned to MK Rail pursuant to PARA 7. Under no circumstances whatsoever shall any cash funds in the joint account be payable to, or recoverable by, MK or MK Rail, except that, if MK Rail has elected to deposit $1 million in cash in the joint account pursuant to PARA 3, MK Rail shall be entitled to recover that $1 million in cash from the joint account pursuant to PARA 7 hereto. MK Rail, Plaintiffs, Fidelity, and the Individual Defendants agree to execute such documentation as may be necessary to effectuate the transactions in MK Rail preferred stock provided for herein.

          5. If the condition specified in PARA 4(a)(i) has been satisfied but the conditions specified in PARA 4(b) or PARA 4(c) (whichever then applies) has not been satisfied, Plaintiffs may elect to terminate the settlement at any time thereafter by giving written notice to the other Parties and the Insurers, in

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                                                                           8

which event: (a) the releases given, if any, and judgment entered in favor of Defendants pursuant to the settlement, if any, shall be null and void and the Parties shall return to their respective litigation positions as of June 5, 1995, with all of their respective claims and defenses preserved; and (b) the provisions of PARA 12 shall have no force and effect. If any of the conditions specified in PARA 4(a)(i) has not occurred by a date to be specified in a separate writing to be kept confidential and disclosed only to the Parties, the Insurers, their counsel, and the Court, Plaintiffs may elect to terminate the settlement at any time thereafter by giving written notice to the other Parties and the Insurers, in which event: (a) the releases given, if any, and judgment entered in favor of Defendants pursuant to the settlement, if any, shall be null and void and the Parties shall return to their respective litigation positions as of June 5, 1995, with all of their respective claims and defenses preserved; and (b) the provisions of PARA 12 shall have no force and effect.

          6. The Plaintiffs, the Individual Defendants, MK Rail, Fidelity and CNA will enter into a separate agreement entitling the Individual Defendants and/or MK Rail and/or Fidelity and/or CNA to void the settlement if the holders of a specified number of MK Rail shares opt out of the Class, which number will be agreed to by the Plaintiffs, the Individual Defendants, MK Rail, Fidelity and CNA and memorialized in a separate writing which shall be kept confidential and disclosed only to the Parties, their counsel, and the Court.

          7. In the event that this settlement is terminated due to the occurrence or non-occurrence of conditions set forth in the MOUs in the Litigation or the MK Rail Derivative Action MOU,

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                                                                           9

or if the right provided for in PARA 6 is exercised, or if this settlement does not receive Final Court Approval:

           (a) all cash funds then existing in the joint account shall be returned to Fidelity and/or MK Rail (MK Rail is entitled to have cash funds from the joint account returned if it has elected to contribute $1 million in cash to the joint account in lieu of Preferred Stock, pursuant to PARA 3. In this event, MK Rail shall only be entitled to recover $1 million in cash from the joint account plus interest thereon), together with all interest earned thereon but less any Notice Costs, not to exceed $30,000, paid or incurred to date, which Notice Costs shall be deducted from the amount returned to Fidelity and reduce the limit of the Fidelity policy by a like amount;

           (b) the Plaintiffs, the Class, MK, MK Rail, the Underwriter Defendants, and the Individual Defendants shall return to their respective litigation positions as of June 5, 1995, with all of their respective claims and defenses preserved; and

          (c) the shares of MK Rail Preferred Stock, if any, and all dividends paid thereon to date will be returned to MK Rail.

          8. The settlement will be no-recapture, I.E., it is not a claims-made settlement. None of the Individual Defendants, MK, MK Rail, the Underwriter Defendants, or Fidelity will have any interest in, or ability to obtain, the cash funds after payment into the Settlement Account, nor will the Individual Defendants, Fidelity, the Underwriter Defendants, MK, or MK Rail

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                                                                           10

have any involvement in, or liability for, the allocation of settlement proceeds or reviewing or challenging claims of members of the Class. The settlement claims process will be administered by a Claims Administrator of Lead Counsel's selection and will be subject to Court oversight.

          9. The Individual Defendants and MK Rail will not object to a motion seeking an order of the Court that any attorneys' fees and costs awarded to Plaintiffs' counsel by the Court shall be paid to Plaintiffs' counsel immediately upon transfer of the funds into the Settlement Account as provided in PARA 4. Plaintiffs' counsel who receive such fees agree that they, their partners and/or shareholders will be subject to the jurisdiction of the Court for recall of any fees received. The Individual Defendants and MK Rail will not object to the payment of an incentive award to Plaintiffs of a total of $15,000 upon application to, and approval by, the Court.

          10. If, after Final Court Approval of this settlement, a Bankruptcy Case is commenced in respect of MK or MK Rail and the court having jurisdiction over the Bankruptcy Case enters an order that has become final and nonappealable determining the payment of any funds into the Settlement Account established by this MOU to be recoverable by MK and/or MK Rail as a preference, voidable transfer, fraudulent transfer, or similar transaction, then Lead Counsel may elect to have the releases given and judgment entered in favor of MK and/or MK Rail pursuant to the settlement be null and void, and the Plaintiffs, the Class, MK, and/or MK Rail shall thereupon be restored to their respective positions in the Litigation as of June 5, 1995, with all of their respective claims and defenses preserved; provided, however, that the claims of the Plaintiffs and the Class against MK and/or MK Rail shall be limited to the product of multiplying $47,000,000 by: (i) a fraction, the numerator of which shall be the amounts (if any) of the proceeds of this settlement that were recovered by MK and/or MK Rail from Plaintiffs and/or the Class pursuant to the entry of the foregoing final order and proceedings ancillary thereto and the denominator of which shall be $6,000,000 and (ii) 1.2, provided that the resulting product shall be limited to, and never exceed $47,000,000. The Releases given to the Individual Defendants and the Insurers shall not become null and void or otherwise be affected by this paragraph. In the event that the proceedings in the Bankruptcy Case result in any recovery of the proceeds of this settlement by any of the Insurers and/or the Individual Defendants, each Insurer and/or Individual Defendant receiving such funds agrees to repay all amounts it recovers to a court-supervised escrow account, and the releases given to the Insurers and the Individual Defendants shall remain in full force and effect.

          11. For settlement purposes only, the Parties will stipulate to the certification of the Litigation as a class action on behalf of a plaintiff class consisting of all purchasers of MK Rail stock (excluding MK Rail, MK, the Underwriter Defendants, and the Individual Defendants) who suffered harm thereby during the period of April 26, 1994 through April 25, 1995, inclusive. If the settlement is not approved or is terminated, all rights existing prior to this MOU to urge or oppose certification of a plaintiff class shall be preserved.

          12. Upon Final Court Approval of the settlement, all claims alleged in the Litigation against the Individual

Defendants and MK Rail shall be dismissed with prejudice and without costs to any Party. The releases given and obtained by the Parties and Insurers pursuant to the implementation of this MOU are given and obtained in consideration of the promises, covenants and benefits reflected herein and in consideration of the promises, covenants and benefits reflected in the MK Rail Derivative Action MOU. The Plaintiffs and Class shall provide appropriate releases to MK Rail, the Individual Defendants, the Insurers, and their affiliates (including MK Rail's and the Insurers' current and former officers, directors, employees, attorneys, and agents) from any and all claims arising out of, or in any respect having their origin in, or relating to, any claims or facts giving rise to the claims that were or could have been asserted by the Class in the Litigation. Plaintiffs' counsel will cooperate in obtaining appropriate bar orders against claims asserted against MK Rail, the Individual Defendants, the Insurers and/or their respective affiliates. The entry of a bar order satisfactory to MK Rail, the Insurers and the Individual Defendants and containing provisions for a proportionate fault finding as to any party subject to the bar order, and, alternatively, provisions for reduction of judgment and indemnification of the settling parties and their affiliates against claims and claims-over shall be a condition to the settlement. The Defendants shall exchange appropriate mutual releases.

          13. None of the Plaintiffs, the Insurers, the Individual Defendants, or their attorneys will issue a press release. They are, however, free to respond to any press inquiry.

          14. Plaintiffs' counsel will take no adverse position if the Individual Defendants make a motion for approval of indemnification by MK or MK Rail of any Individual Defendant, but Plaintiffs do not concede that MK or MK Rail are entitled to a claim against the insurance policies or any insurance proceeds for any indemnification.

          15. If Final Court Approval of the settlement is not obtained or the settlement is terminated, this MOU shall be null, void, inadmissible in any proceeding before any court or tribunal, and of no further force or effect (except that the provisions of PARA 7 shall survive). In such event, neither this MOU nor the fact of its execution shall be deemed to prejudice in any way the positions of the Parties with respect to the claims asserted in the Litigation, and the Parties shall be returned to their respective litigation positions as of June 5, 1995, with all of their respective claims and defenses preserved.

          16. The effectiveness of this MOU is conditioned upon the execution and delivery to the Insurers by MK, MK Rail, and the Individual Defendants of agreements, in form and substance satisfactory to the Insurers, regarding releases and related matters.

          17. This MOU shall be governed by the law of the State of Delaware. It may not be modified, except by a writing signed by all of the Parties and the Insurers.

          18. This Memorandum may be executed in separate counterparts, each of which when so executed shall constitute an original, but all of which together shall constitute the same instrument.

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                                                                           14

Dated  9/5/96


______________________________          ________________________________
Steve W. Berman                         Jennifer W. Hewitt
Hagens & Berman P.S.                    Doepken, Keevican & Weiss
1301 Fifth Avenue-Suite 2929            USX Tower-37th Floor
Seattle, WA  98101                      600 Grant Street
                                        Pittsburgh, PA  15219

                                        Attorney for MK Rail Corporation
/s/ John E. Grasberger
_______________________________         ________________________________
John E. Grasberger                      David A. Aufhauser
Milberg, Weiss, Bershad, Hynes          Williams & Connolly
  & Lerach                              725 Twelfth St., N.W.
222 Kearny Street-10th Floor            Washington, D.C.  20005
San Francisco, CA  94108
                                        Attorney for William J. Agee

_______________________________         _______________________________
Kevin Yourman                           P. Craig Storti
Weiss & Yourman                         Hawley, Troxell, Ennis & Hawley
10940 Wilshire Blvd.                    First Interstate Center
24th Floor                              877 West Main Street
Los Angeles, CA 90024                   Suite 1000
                                        Boise, ID 83701
Lead Counsel for Plaintiffs
                                        Attorney for James F. Cleary, Jr.

_______________________________         ________________________________
Kim W. West                             Thomas J. Nolan
Arter & Hadden                          Howrey & Simon
700 South Flower Street-                550 East Hope Street - Suite 1400
Suite 3000                              Los Angeles, CA  90071
Los Angeles, CA  70017
                                        Attorney for Stephen G. Hanks
Attorney for The Fidelity &
  Casualty Company of New York

_______________________________         _______________________________
James A. Skarzynski, Esq.               Douglas M. Kraus
Peterson & Ross                         Skadden, Arps, Slate, Meagher &
200 East Randolph Drive                  Flom
Suite 7300                              914 Third Avenue
Chicago, Illinois 60601-6969            New York, NY 10022

Attorney for Great American             Attorney for Michael Farrell and
  Insurance Company                     Gilbert Carmichael

Dated  9/6/95

/s/ Steve W. Berman                     /s/ Jennifer W. Hewitt
______________________________          ________________________________
Steve W. Berman                         Jennifer W. Hewitt
Hagens & Berman P.S.                    Doepken, Keevican & Weiss
1301 Fifth Avenue-Suite 2929            USX Tower-37th Floor
Seattle, WA  98101                      600 Grant Street
                                        Pittsburgh, PA  15219

                                        Attorney for MK Rail Corporation
                                        /s/ David A. Aufhauser
_______________________________         ________________________________
John E. Grasberger                      David A. Aufhauser
Milberg, Weiss, Bershad, Hynes          Williams & Connolly
  & Lerach                              725 Twelfth St., N.W.
222 Kearny Street-10th Floor            Washington, D.C.  20005
San Francisco, CA  94108
                                        Attorney for William J. Agee
/s/ Kevin Yourman                       /s/ P. Craig Storti
_______________________________         _______________________________
Kevin Yourman                           P. Craig Storti
Weiss & Yourman                         Hawley, Troxell, Ennis & Hawley
10940 Wilshire Blvd.                    First Interstate Center
24th Floor                              877 West Main Street
Los Angeles, CA 90024                   Suite 1000
                                        Boise, ID 83701
Lead Counsel for Plaintiffs
                                        Attorney for James F. Cleary, Jr.
/s/ Kim W. West                         /s/ Thomas J. Nolan
_______________________________         ________________________________
Kim W. West                             Thomas J. Nolan
Arter & Hadden                          Howrey & Simon
700 South Flower Street-                550 East Hope Street - Suite 1400
Suite 3000                              Los Angeles, CA  90071
Los Angeles, CA  70017
                                        Attorney for Stephen G. Hanks
Attorney for The Fidelity &
  Casualty Company of New York
/s/ James A. Skarzynski                 /s/ Douglas M. Kraus
_______________________________         _______________________________
James A. Skarzynski, Esq.               Douglas M. Kraus
Peterson & Ross                         Skadden, Arps, Slate, Meagher &
200 East Randolph Drive                  Flom
Suite 7300                              914 Third Avenue
Chicago, Illinois 60601-6969            New York, NY 10022

Attorney for Great American             Attorney for Michael Farrell and
  Insurance Company                     Gilbert Carmichael

                                                                           16
/s/ Michael L. Gassmann
_______________________________
Michael L. Gassmann, Esq.
Kevin M. Gross, Esq.
Drinker, Biddle & Reath
901 Fifteenth St., N.W.
Suite 900
Washington, D.C. 20005

Attorneys for Reliance Insurance
  Company
/s/ Cathy A. Simon
______________________________
Cathy A. Simon, Esq.
Ross, Dixon & Masback
601 Pennsylvania Ave., S.W.
Washington, D.C. 20004-2688

Attorney for Continental Casualty
  Company